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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                NET2PHONE, INC.


        NET2PHONE, INC., a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on October 10, 1997, HEREBY CERTIFIES that this Amended and Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation and reclassifying its capital stock as described in Article FOURTH below, was duly adopted in accordance with Paragraphs 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        ARTICLE FIRST: The name of the Corporation is Net2Phone, Inc. (the "Corporation").

        ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Corporation.

        ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

        ARTICLE FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is one hundred and twenty million (120,000,000) shares, consisting of (a) 95,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (b) 15,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Stock" and, together with the Common Stock, the "Common Shares"), and (c) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                1. Designation of Series and Number of Authorized Shares
                   -----------------------------------------------------
Preferred Stock. 3,150,000 of the authorized shares of Preferred Stock are
---------------
hereby designated "Series A Preferred Stock" (the "Series A Preferred"). The rights, preferences, restrictions and other matters relating to the Series A Preferred are as follows:

                   (a) Ranking. The Series A Preferred shall, with respect to
                       -------
dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, have priority over the Common Shares of the Corporation.

                   (b) Dividends.
                       ---------

                       (1) The holders of outstanding shares of Series A Preferred shall be entitled to receive a non-cumulative cash dividend at an annual rate equal to 8% of the Original Series A Issue Price (as defined in Paragraph (e)(2)), if, as and when declared by the
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Board of Directors out of the assets of the Corporation legally available therefor. Dividends on the Series A Preferred, if any, shall be payable to holders of record as they appear on the stock register of the Corporation on such record dates as are fixed by the Corporation. In the event that the Corporation declares or pays any dividends upon the Common Shares (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Shares, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of Common Shares, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date of such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Any dividends paid with respect to shares of Series A Preferred pursuant to this Paragraph (b)(1) shall be paid pro rata to the holders entitled thereto. Notwithstanding the foregoing, no dividends on Common Shares shall be paid until such time as all accrued dividends on the Series A Preferred are paid in full.

                        (2) So long as any Series A Preferred remains outstanding, without the prior written consent of holders owning in the aggregate 66-2/3% or more of the outstanding shares of Series A Preferred, the Corporation shall not directly or indirectly redeem, purchase or otherwise acquire any other stock of the Corporation that ranks junior or pari passu with the Series A Preferred ("Junior Stock"), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock. The provisions of this Paragraph (b)(2) shall not, however, apply to (i) the acquisition of shares of any Junior Stock solely in exchange for shares of any other Junior Stock, (ii) the payment of cash dividends on the Common Shares to the extent that dividends are paid on the Series A Preferred as provided above and equivalent dividends are paid on the Series A Preferred at the same time (determined on an as-if-converted basis), or (iii) any repurchase at cost of any shares of the Corporation's capital stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant pursuant to contractual repurchase rights or that is otherwise approved by the Corporation's Board of Directors, so long as the total amount applied to such repurchases does not exceed $100,000 during any twelve-month period.

                   (c)  Liquidation Preference.
                        ----------------------

                        (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation with respect to each share of Series A Preferred an amount equal to the sum of
(i) the Original Series A Issue Price plus (ii) an amount equal to 8% of the Original Series A Issue Price (compounded on an annual basis from date of issuance of the Series A Preferred) plus (iii) any declared but unpaid dividends thereon (such sum, the "Series A Liquidation Value"). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred of the Series A Liquidation Value, then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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                        (2) After payment in full of the Series A Liquidation
Value, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of any Junior Stock entitled to a preference over the Common Shares and, thereafter, to the holders of Common Shares. The holders of Series A Preferred shall be entitled to participate in distributions to holders of the Common Shares such that, giving effect to all distributions pursuant to Paragraph (c)(1) and all exercises of options and conversions of any Convertible Securities (as defined in Paragraph
(e)(3)(ii)) effected on or prior to the date on which distributions are made to holders of Common Stock, the holders of Series A Preferred receive aggregate distributions equal to the greater of the Series A Liquidation Value or the amounts that such holders would have received if the Series A Preferred had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

                        (3) The following events shall be considered a liquidation for purposes of Paragraph (c)(1):

                             (i) any merger, consolidation, business
        combination, reorganization or recapitalization of the Corporation in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation's voting power immediately after such transaction (an "Acquisition");

                             (ii) a sale of all or substantially all of the assets of the Corporation (an "Asset Transfer"); or

                             (iii) in any of such events in subsection (i) or
        (ii), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                                (A) Securities not subject to investment letter
of other similar restrictions on free marketability covered by (B) below:

                        (1) If traded on a securities exchange or through the
                Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three
                (3) days prior to the closing;

                        (2) If actively traded over-the-counter, the value shall
                be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                        (3) If there is no active public market, the value shall
                be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred.

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                                (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Paragraphs (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred.

                        (4) Notwithstanding and in lieu of the foregoing, in the event of any liquidation event in which the aggregate Transaction Value is greater than $240 Million, the holders of shares of Series A Preferred shall be entitled to receive their pro rata share of the assets or proceeds, as the case may be, as if they had converted their shares of Series A Preferred into Common Stock immediately prior to such transaction. For the purposes of this liquidation preference, "Transaction Value" shall be deemed to be the amount of consideration actually received (i) by the shareholders of the Corporation with respect to such transaction, it being understood that such aggregate consideration shall not be deemed to include amounts received by the holders of options, warrants and Convertible Securities to the extent such options, warrants and Convertible Securities are not exercisable at the time of or upon consummation of any such transaction, the principal amount of any indebtedness for borrowed money set forth on the consolidated balance sheet of the Corporation and its subsidiaries as of the last fiscal quarter prior to the consummation of such transaction, or any amounts due as a results of an "earn out" or (ii) by the Corporation with respect to such transaction.

                   (d)  Voting Rights.
                        -------------

                        (1) Except as otherwise provided herein under "Protective Provisions" and "Board Representation," or as provided by law, the holders of the shares of the Series A Preferred shall vote with the Common Shares of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Shares, in either case upon the following basis: each holder of shares of Series A Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Class A Stock into which such holder's aggregate number of shares of Series A Preferred are convertible pursuant to Paragraph (e) below as of the close of business on the record date fixed for such meeting or the effective date of such written consent.

                        (2) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of Common Shares of the Corporation, voting as a single class, entitled to vote shall be required to approve: (1) any sale, lease or exchange of all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises; (2) any action taken to dissolve the Corporation; (3) any merger or consolidation of the Corporation with any other corporation, joint-stock or other association, trust or enterprise in which the holders of the Corporation's equity securities immediately prior to the closing of such transaction become the beneficial owners of 50% or less of the voting equity securities of the surviving entity; (4) any change in authorized capital; (5) the removal of a director other than for

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cause; or (6) the amendment, change, elimination or repeal of Article Twelfth of this Certificate of Incorporation.

                   (e) Conversion Rights.
                       -----------------

                       (1) Optional Conversion. Subject to and in compliance
                           -------------------
with the provisions of this Paragraph (e), any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Stock. The number of shares of Class A Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" then in effect (determined as provided in Paragraph (e)(2)) by the number of shares of Series A Preferred being converted.

                        (2) Conversion Rate. The conversion rate in effect at
                            ---------------
any time for conversion of the Series A Preferred (the "Conversion Rate") shall be the quotient obtained by dividing the Original Series A Issue Price by the "Conversion Price" calculated as provided in Paragraph (e)(3). The "Original Series A Issue Price" shall be $10.00, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred.

                        (3) Conversion Price. The conversion price for the
                            ----------------
Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price. Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Paragraph (e). All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. If and whenever on or after the first date of issuance of Series A Preferred (the "Original Issue Date") the Corporation makes, or fixes a record date, or in accordance with this Paragraph (e)(3) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the applicable Conversion Price, then in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Shares Deemed Outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Shares Deemed Outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Paragraph (e)(3) to reflect the actual payment of such dividend or distribution. For purposes of determining any adjusted Conversion Price, the following shall be applicable:

                             (i) Issuance of Rights or Options. If the
                                 -----------------------------
        Corporation in any manner grants or sells any options and the price per share for which Common Shares are issuable upon the exercise of such Options, or upon conversion or exchange of any

                                       5
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Convertible Securities issuable upon exercise of such Options, is less than the applicable Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Common Shares are issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share, without regard to whether the option was exercisable at the time of the grant. For purposes of this paragraph, the "price per share for which Common Shares are issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the applicable Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Shares are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                             (ii) Issuance of Convertible Securities. If the
                                  ----------------------------------
Corporation in any manner issues or sells any other series of convertible preferred stock, warrants or stock or other securities convertible into or exchangeable for Common Stock (the "Convertible Securities") and the price per share for which Common Shares are issuable upon conversion or exchange thereof is less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Shares are issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares are issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the applicable Conversion Price shall be made when Common Shares are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of such Conversion Price had been or are to be made pursuant to other provisions of this Paragraph (e), no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                             (iii) Change in Option Price or Conversion Price.
                                   ------------------------------------------
If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any

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Convertible Securities are convertible into or exchangeable for Common Shares changes at any time, each Conversion Price in effect at the time of such change shall be immediately adjusted to the applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                             (iv) Treatment of Expired Options and Unexercised
                                  --------------------------------------------
Convertible Securities. Upon the expiration of any Option or the termination of
----------------------
any right to convert or exchange any Convertible Security without the exercise of any such Option or right, each Conversion Price then in effect hereunder shall be adjusted immediately to the applicable Conversion Price which would have been in effect at the time such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                             (v) Calculation of Consideration Received. If any
                                  ------------------------------------
Common Shares, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Shares, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                             (vi) Treasury Shares. The number of shares of
                                  ---------------
Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Shares.

                        (4) Adjustment for Stock Splits and Combinations.
                            --------------------------------------------
If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares (i.e., a stock split), the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding Common Shares into a smaller number of shares (i.e., a reverse split), the

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Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph (e)(4) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (5) Adjustment for Common Stock Dividends and
                            -----------------------------------------
Distributions. If the Corporation at any time or from time to time after the
-------------
Original Issue Date makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in additional Common Shares, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however,
                                                            --------  -------
that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Prices shall be adjusted pursuant to this Paragraph (e)(5) to reflect the actual payment of such dividend or distribution.

                        (6) Adjustments for Other Dividends and Distributions.
                            -------------------------------------------------
If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred been converted into Class A Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period subject to all other adjustments called for during such period under this Paragraph (e) with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

                        (7) Adjustment for Reclassification, Exchange and
                            ---------------------------------------------
Substitution. If at any time or from time to time after the Original Issue Date,
------------
the Class A Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Paragraph (e)), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Class A Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further

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adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                        (8) Reorganization, Mergers or Consolidations. If at any
                            -----------------------------------------
time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Shares or a merger or consolidation of the Corporation affecting the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Paragraph 3(c)(3) or elsewhere in this Paragraph (e)), as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of Common Shares deliverable upon conversion would have been entitled in connection with such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph (e) with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Paragraph (e) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        (9) Certificate of Adjustment. In each case of an
                            -------------------------
adjustment or readjustment of the Conversion Price or the number of Common Shares or other securities issuable upon conversion of the Series A Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional Common Shares issued or sold or deemed to have been issued or sold,
(2) the applicable Conversion Prices in effect before and after such adjustment,
(3) the number of additional Common Shares issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred.

                        (10) Notices of Record Date. Upon (i) any taking by the
                             -----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Paragraph
(c)(3)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Paragraph (c)(3)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Shares (or other securities) that shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

                        (11) Automatic Conversion. Each share of Series A
                             --------------------
Preferred shall automatically be converted into shares of Class A Stock, based on the then-effective applicable Conversion Price, immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Stock for the account of the Corporation (an "IPO") in which (i) the valuation of the Corporation on a fully-diluted basis including options reserved under option plans at the time of such IPO, calculated based on the per share offering price of the IPO (excluding proceeds from the IPO), is equal to or greater than $150,000,000, and (ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) from such IPO are at least $30,000,000 (a "Qualifying Public Offering"). Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Paragraph (e)(12).

                        (12)  Mechanics of Conversion.
                              -----------------------

                              (i) Optional Conversion. Each holder of Series A
                                  -------------------
        Preferred who desires to convert the same into shares of Class A Stock pursuant to this Paragraph (e) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Class A Stock (at the Class A Stock's fair market value determined by the Board of Directors as of the date of such conversion) or a combination of cash and Class A Stock, any declared but unpaid dividends on the shares of Series A Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Class A Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Stock on such date.

                              (ii) Automatic Conversion. Upon the occurrence of
                                   --------------------
        the event specified in Paragraph (e)(11) above, the outstanding shares of Series A Preferred shall be converted into Class A Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however,
                                                              --------  -------
        that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder certifies to the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series A Preferred at the office of the Corporation or any transfer agent for the Series A Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Stock into which the shares of Series A Preferred surrendered were Series A on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, to the extent sufficient funds are not legally available therefor, in Class A Stock (at the Class A Stock's fair market value determined by the Board as of the date of such conversion) or a combination of cash and Class A Stock, all declared but unpaid dividends on the shares of Series A Preferred being converted. Until surrendered as provided above, each certificate formerly representing shares of Series A Preferred shall be deemed for all corporate purposes to represent the number of shares of Class A Stock resulting from such automatic conversion.

                             (iii) Fractional Shares. No fractional shares of
                                   -----------------
Class A Stock shall be issued upon conversion of Series A Preferred. All shares of Class A Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Class A Stock's fair market value (as determined by the Board) on the date of conversion.

                        (13) Exempt Transactions. Notwithstanding the foregoing,
                             -------------------
no adjustment to the Conversion Price pursuant to this Paragraph (e) shall be made in the event that the Corporation issues additional shares of Common Stock or options, warrants, Convertible Securities or other rights to acquire shares of Common Stock (i) an amount of shares of Common Stock not exceeding the Employee Stock issued to employees, officers or directors of, and consultants or vendors to, the Corporation, to the extent approved by the Board of Directors (including the Series A representatives) (ii) any Warrant issued to any Series A Investor, including any Warrants issued to the placement agent in connection with the investment by the Series A Investors (collectively, the "Investor Warrants") and shares of Common Stock issued upon exercise or exchange of the Investor Warrants, (iii) shares of Common Stock issued or issuable upon conversion of the Series A Preferred, or (iv) shares of Common Stock issued in a Qualifying Public Offering.

                        (14) Reservation of Stock Issuable Upon Conversion. The
                             ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Class A Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Stock to such number of shares as shall be sufficient for such purpose.

                        (15) Notices. Any notice required or permitted by this
                             -------
Paragraph (e) or any other provision herein to be given to a holder of Series A Preferred or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 171 Main Street, Hackensack, New Jersey 07601; Attn.: Chief Financial Officer; (iii) to the Corporation or any holder, at any other address for the giving of notice specified in a written notice given to the other.

                        (16) Payment of Taxes. The Corporation will pay all
                             ----------------
taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of shares of Series A Preferred, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the shares of Series A Preferred so converted were registered.

                        (17) Certain Definitions.
                             -------------------

     "Common Stock Deemed Outstanding" means, at any given time, the sum of the
      -------------------------------
number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the date of issuance of the Series A Preferred to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus, without duplication, the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs (e)(3)(i) and
(e)(3)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

     "Employee Stock" means up to 1,680,000 shares of Common Stock issuable to
      --------------
employees, directors or consultants of the Corporation and its subsidiaries as determined by the Corporation's Board of Directors with vesting and buy-back restrictions approved by the Board, pursuant to the Corporation's 1999 Stock Option and Incentive Plan, adopted April 27, 1999.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

                    (f) Redemption. The Corporation shall be obligated to redeem
                        ----------
the Series A Preferred as follows:

                        (1) The holders of at least a majority of the then outstanding shares of Series A Preferred, voting together as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series A Preferred in annual installments beginning on the seventh anniversary of the Original Issue Date, and ending on the date three (3) years from such first redemption date (each a "Redemption Date"). The holders of at least a majority of the outstanding shares of Series A Preferred shall notify the Corporation of their election by delivering to the Corporation written notice of such election at least 30 days prior to the applicable Redemption Date. The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series A Preferred to be redeemed a sum equal to the Original Series A Issue Price per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series A Preferred is hereinafter referred to as the "Redemption Price." The number of shares of Series A Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Paragraph (e)(a) shall be redeemed from each holder of Series A Preferred on a pro rata basis.

                        (2) At least thirty (30) days but no more than sixty
(60) days prior to the first Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series A Preferred to be redeemed setting forth (A) the Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                        (3) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Paragraph
(f) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Paragraph (e) hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Paragraph (f) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Corporation promptly upon its written request, and the Corporation shall have no obligation to pay such amounts to any holder of any shares of Series A Preferred.

                        (4) On or after such Redemption Date, each holder of shares of Series A Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certified shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided
                                                                      --------
that in the event that shares of Series A Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                        (5) In the event of a call for redemption of any shares of Series A Preferred, the Conversion Rights (as defined in Paragraph (e)) for such Series A Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                        (6) No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, repurchase, conversion or otherwise shall be reissued, and in addition, the Corporation's Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized stock.

                   (g)  Protective Provisions.
                        ---------------------

     So long as any shares of the Series A Preferred are outstanding, in addition to any other vote or consent required herein or by law, the affirmative vote or consent of holders representing 66-2/3% or more of the Series A Preferred, voting as a separate class, shall be required for any action which
(i) alters or changes the rights, preferences or privileges of the Series A Preferred, (ii) increases or decreases the authorized number of shares of Series A Preferred or (iii) creates any new class of equity security having rights and preference senior to or on parity with the Series A Preferred with respect to voting, dividends, liquidation preference or other rights, or senior to the Common Shares with respect to liquidation preference, or (iv) results in a liquidation, including any Acquisition or Asset Transfer (each as defined in Paragraph (c)(3)), or any other consolidation or merger involving the Corporation, or any reclassification or other change of any stock, or other recapitalization, or any dissolution or winding up of the Corporation, or any agreement by the Corporation or its stockholders regarding any of the foregoing. The foregoing provisions shall not restrict the issuance of shares of Series A Preferred up to the maximum amount specified in Paragraph 1 above.

                   (h)  Board Representation with Respect to Series A Preferred.
                        -------------------------------------------------------

                        (1) Board Composition. Following issuance of the Series
                            -----------------
A Preferred, the Board shall consist of between five and eleven members, two of which shall be elected by the Series A Preferred Stock voting as a separate class (the "Series A Directors"). At least one director, if the number of directors is five or less, and at least two directors, if the number of directors is greater than six, shall be an outside director mutually acceptable to the other Board members.

                        (2) Board Meetings. Board of Directors meetings shall be
                            --------------
held quarterly until such time as the Board determines that quarterly meetings are not required or until a majority of the Series A Preferred originally issued is no longer outstanding. The Corporation will reimburse the Series A Directors for the customary and reasonable expenses in attending Board meetings.

                        (3) Committees. The Board of Directors will establish a
                            ----------
Compensation Committee to recommend management compensation, the Corporation benefit plan, and general options plans for approval by the Board of Directors. The Board of Directors will also establish an Audit Committee. One Series A Director may be a member of the Compensation Committee and one Series A Director may be a member of the Audit Committee.

                        (4) Right to Elect Directors.
                            ------------------------
                            (i) For so long as the Investors who are affiliates of Softbank Technology Ventures IV, L.P. (the "Softbank Investors") hold
                                                       ------------------
        a majority of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, the Softbank Investors will be entitled to nominate, and the Corporation and the directors of the Corporation shall use their best efforts to secure the election of, a person to serve as a Series A Director (the "Softbank
                                                                    --------
        Director"). The directors of the Corporation will assign the Softbank
        --------
        Director to a particular class in the Corporation's classified board and the Softbank Director's term will expire in accordance with such class. The Softbank Investors, as appropriate, will have the right to nominate a successor director upon the expiration of the term. The Softbank Director shall have the right to serve on the Corporation's Compensation Committee or Audit Committee. Once the Softbank Investors no longer hold any of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements, they shall use their best efforts to secure the immediate resignation of the Softbank Director. At any time from the Closing until three business days before such time as the Company prints a preliminary prospectus or "red herring" in connection with a Qualifying Public Offering, the Softbank Investors may in lieu of electing such Softbank Director select a second representative of the Softbank Investors to attend all meetings of the Company's board in a nonvoting observer capacity pursuant to Section (h)(5) hereof. Such right of the Softbank Investors shall be without prejudice to the right of the Softbank Investors to nominate such Softbank Director at any time thereafter pursuant to this Section.

                             (ii) For so long GE Capital Equity Investments Inc. ("GE Capital"), or its affiliates or beneficial owners (collectively,
          ----------
        the "GE Investors") hold a majority of the Series A Preferred originally
             ------------
        purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, the GE Investors will be entitled to nominate, and the Corporation and the directors of the Corporation shall use their best efforts to secure the election of, a person to serve as a Series A Director (the "GE Director"). The directors of the Corporation will
                       ------------
        assign the GE Director to a particular class in the Corporation's classified board and the GE Director's term will expire in accordance with such class. The GE Investors, as appropriate, will have the right to nominate a successor director upon the expiration of the term. The GE Director shall have the right to serve on either the Corporation's Compensation Committee or Audit Committee; provided, however, that such right shall only apply to the
                   --------  -------
        committee upon which the Softbank Director shall choose not to serve. Once the GE Investors no longer hold any of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements, they shall use their best efforts to secure the immediate resignation of the GE Director. At any time from the Closing until three business days before such time as the Company prints a preliminary prospectus or "red herring" in connection with a Qualifying Public Offering, the GE Investors may in lieu of electing such GE Director select a second representative of the GE Investors to attend all meetings of the Company's board in a nonvoting observer capacity pursuant to Section (h)(5) hereof. Such right of the GE Investors shall be without prejudice to the right of the GE Investors to nominate such GE Director at any time thereafter pursuant to this Section.

                        (5) Right to Observer. In addition to the Softbank
                            -----------------
Investors' and GE Investors' representation on the Corporation's board of directors, from the Closing until the later to occur of (i) such time as the Softbank Investors, GE Investors or the AOL Investors, as the case may be, no longer hold a majority of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, or (ii) the consummation of a Qualifying Public Offering, a representative of the Softbank Investors, the GE Investors and the AOL Investors may attend all meetings of the Corporation's board of directors in a nonvoting observer capacity and the Corporation shall notify such observer of the date, place, and time of such meetings; provided,
                                                                    --------
however, the Softbank Investors or GE Investors may each elect to have a second
-------
observer pursuant to this Section (h)(5) in lieu of their respective directors as provided in Section (h)(4) hereof.

                        (6) Expenses. The Corporation shall reimburse each
                            --------
director of the Corporation, and such persons who attend board meetings pursuant to Paragraph (h)(5) for such director's or person's customary and reasonable expenses in attending board meetings.

            2.  Preferred Stock - Other Classes

     Subject to the other provisions of this Amended and Restated Certificate of Incorporation, including but not limited to the provisions of Section (g) of Article Fourth, The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of Preferred Stock, for one or more series of Preferred Stock, in addition to the Series A Preferred. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                   (a) the designation of such series, the number of shares to constitute such series, and the stated value thereof if different from the par value thereof;

                   (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                   (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                   (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares of such series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                   (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation, and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock;

                   (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                   (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                   (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Shares or shares of stock of any other class or any other series of this class;

                   (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                   (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations of restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

               3. Common Stock and Class A Stock
                  ------------------------------

                  (a) General. Except as hereinafter expressly set forth in
                      -------
Paragraph(b), and subject to the rights and preferences of the holders of Preferred Stock at any time outstanding, the Class A Stock and the Common Stock, both of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.

                  (b) Voting Rights. Except as otherwise expressly provided by
                      -------------
law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the Common Shares have exclusive voting rights on all matters requiring a vote of the Corporation.

     The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class A Stock shall be entitled to two votes per share on all matters to be voted on by the stockholders of the Corporation.

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Class A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                   (c) Dividends and Distributions. Subject to the rights of the
                       ---------------------------
holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock and holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash, property or share dividend or
          --------  -------
distribution may be declared or paid on the outstanding shares of either the Class A Stock or the Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other such class of common stock; provided, further, however, that a
                                      --------  -------
dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock and in Common Stock to holders of Common Stock if the number of shares paid per share to holders of Class A Stock and to holders of Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock or Common Stock, the outstanding shares of the other such class of common stock shall be subdivided, combined or reclassified proportionally in the same manner and on the same basis as the outstanding shares of Class A Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.

                   (d) Optional Conversion.
                       -------------------

                   The shares of Common Stock are not convertible into or exchangeable for shares of Class A Stock or any other shares or securities of the Corporation.

                   Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.

                   (e) Mandatory Conversion.
                       --------------------

                       (1) Upon a Transfer by a Holder, other than to a "Permitted Transferee" of such Holder, shares of Class A Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                       (2) For purposes of this Paragraph (e)(2), a "Permitted Transferee" of a Holder may mean, any of the following:

                            (i) In the case of any Holder, the Corporation or any one or more of its directly or indirectly wholly owned subsidiaries, or one or more of its affiliates or beneficial owners, or to any other Holder;

                            (ii) In the case of a Holder who is a natural person:

                                 (A) The spouse of such Holder (the "Spouse"),
any lineal ancestor of such Holder or of the Spouse, and any person who is a lineal descendant of a grandparent of such Holder or of the Spouse, or a spouse of any such lineal descendant or such lineal ancestor (collectively, the "Family Members");

                                 (B) A trust (including a voting trust)
exclusively for the benefit of one or more of (x) such Holder, (y) one or more of his or her Family Members or (z) an organization to which contributions are deductible under 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision (the "Internal Revenue Code") or for estate or gift tax purpose (a "Charitable Organization"); provided that such trust may include a
                                       --------
general or special power of appointment for such Holder or Family Members (a "Trust"); provided, further, that if by reason of any change in the
          --------  -------
beneficiaries of such Trust, such Trust would not have qualified, at the time of the transfer of Class A Stock to such Trust (for purposes of this sub-paragraph
(B), the "Transfer Date"), as a Permitted Transferee, all shares of Class A Stock so transferred to such Trust shall, effective on the date of such change of beneficiary, be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock;

                                (C) A Charitable Organization established solely
by one or more of such Holder or a Family Member;

                                (D) An Individual Retirement Account, as defined
in Paragraph 408(a) of the Internal Revenue Code, of which such Holder is a participant or beneficiary, provided that such Holder has the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA");

                                (E) A pension, profit sharing, stock bonus or
other type of plan or trust of which such Holder is a participant or beneficiary and which satisfies the requirements for qualification under Paragraph 401(k) of the Internal Revenue Code, provided that such Holder has the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a "Plan");

                                (F) Any corporation or partnership directly or
indirectly controlled, individually or as a group, only by such Holder and/or any of his Permitted Transferees as determined under this clause (ii); provided
                                                                       --------
that if by reason of any change in the direct or indirect control of such corporation or partnership, such corporation or partnership would not have qualified, at the time of the Transfer of Class A Stock to such corporation or partnership, as a Permitted Transferee of such Holder, all shares of Class A Stock so transferred to such corporation or partnership shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

                                (G) The estate, executor, executrix or other
personal representative, custodian, administrator or guardian of such Holder.

                           (iii) In the case of a Holder holding the shares of Class A Stock in question as trustee of an IRA, a Plan or a Trust, "Permitted Transferee" means (x) the person who transferred Class A Stock to such IRA, such Plan or such Trust, (y) any Permitted Transferee of any such person determined pursuant to this Paragraph 2(e) and (z) any successor trustee or trustees in such capacity of such IRA, such Plan or such Trust;

                           (iv) In the case of a Holder which is a partnership, "Permitted Transferee" means any other person, directly or indirectly controlling, controlled by or under direct or indirect common control with such partnership, provided that, if by reason of any change in the
                               --------
        direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such partnership, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock;

                           (v) In the case of a Holder which is a corporation (other than a Charitable Organization) "Permitted Transferee" means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such corporation; provided that
                                                                 --------
        if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such corporation, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

                           (vi) In the case of a Holder which is the estate of a deceased Holder or who is the executor, executrix or other personal representative, custodian or administrator of such Holder, or guardian of a disabled or adjudicated incompetent Holder or which is the estate of a bankrupt or insolvent Holder, which owns the shares of Class A Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, or adjudicated incompetent, disabled, bankrupt or insolvent Holder as otherwise determined pursuant to this Paragraph
        (e)(2).

        As used in this Paragraph (e)(2), the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the controlled person or entity.

        As used in this Paragraph (e)(2), the term "Holder" means any holder of Class A Stock or of the proxy to vote shares of Class A Stock.

        As used in this Paragraph (e)(2), the term "person" shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

        Each joint owner of shares or owner of a community property interest in shares of Class A Stock shall be considered a "Holder" of such shares. A minor for whom shares of Class A Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Holder of such shares.

        As used in this Paragraph (e)(2), a "Transfer" shall mean any type of transfer of shares of Class A Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise, and shares of Class A Stock shall refer to either
(i) such shares of Class A Stock so transferred, (ii) the power to vote such shares so transferred or (iii) shares of Class A Stock for which the power to vote was so transferred, as the case may be.

                        (3) Notwithstanding anything to the contrary set forth herein, any Holder may pledge the shares of Class A Stock belonging to such Holder to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such pledgee does not have the power to vote such shares and such shares remain subject to the provisions of this Paragraph. In the event of foreclosure or other similar action by the pledgee, such shares, at midnight on the thirtieth day after delivery of notice by the Corporation to the pledgor of such foreclosure or other similar action (for purposes of this paragraph (3) the "Conversion Time"), shall be automatically converted, without further act on anyone's part, into an equal number of shares of Common Stock and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of such shares of Class A
--------  -------
Stock shall not occur if, prior to the Conversion Time, (x) such pledged shares of Class A Stock are transferred to a Permitted Transferee of the pledgor or (y) such foreclosure or other similar action is cancelled or annulled so that the pledgor retains the right to vote such shares.

                        (4) A good faith determination by the Board of Directors of the Corporation (x) that a transferee of shares of Class A Stock is or is not a Permitted Transferee of the transferor of such shares to such transferee on the date of Transfer, or (y) that, by reason of any change in the direct or indirect control of such transferee subsequent to such Transfer, such person would have or have not qualified at the time of the Transfer of the Class A Stock to such person as a Permitted Transferee shall be conclusive and binding upon all the stockholders of the Corporation.

                        (5) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class A Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class A Stock shall be endorsed with a legend that states that shares of Class A Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of the State of Delaware.

                        (6) This Paragraph (e) may not be amended without the affirmative vote of holders of the majority of the shares of Class A Stock and the affirmative vote of the holders of the majority of the shares of Common Stock, each voting separately as a class.

                    (f) Conversion Procedures.
                        ---------------------

                        (1) Each conversion of shares pursuant to Paragraph (d) hereto will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Class A Stock at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

     Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any Class A Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

                        (2) The issuance of certificates upon conversion of shares pursuant to Paragraph (d) hereto will be made without change to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

                        (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding Class A Stock.

                        (4) Shares of the Class A Stock surrendered for conversion as above provided or otherwise acquired by the Corporation shall be cancelled according to law and shall not be reissued.

                        (5) All shares of Common Stock which may be issued upon conversion of shares of Class A Stock will, upon issue, be fully paid and nonassessable.

        ARTICLE FIFTH: Subject and in addition to the provisions of Article Fourth, Paragraph 1(h), the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five (5) and not more than eleven (11) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

        Immediately upon the closing of a Qualifying Public Offering, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2000; the initial term of office of directors of Class II shall expire at the annual meeting of stockholders in 2001; and the initial term of office of directors of Class III shall expire at the annual meeting of stockholders in 2002. At each annual meeting of stockholders, beginning with the annual meeting in 2000, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the amount of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office. The directors of the Corporation as of the date upon which the Qualifying Public Offering closed may designate the respective class of directors to which each such director shall belong.

        The directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws hereafter adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted at the time of such act.

        Subject to the terms of any one or more classes or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

        Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

        ARTICLE SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Paragraph 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any alteration, amendment or repeal of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

        ARTICLE SEVENTH: The Corporation shall have perpetual existence.

        ARTICLE EIGHTH: The By-Laws of the Corporation may be altered, amended or repealed in whole or in part, or new By-Laws may be adopted, by the stockholders or by the affirmative vote of a majority of the entire Board of Directors of the Corporation. As used in this Amended and Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of directors which the Corporation shall have at the time that any matter is submitted to the Board of Directors.

        ARTICLE NINTH: Special meetings of stockholders may be called by any of
(i) the Chairman of the Board of Directors, (ii) the President, (iii) any Vice President, (iv) the Secretary, or (v) any Assistant Secretary, and shall be called by any such officer at the request in writing of a majority of the entire Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.

        ARTICLE TENTH: The Corporation elects not to be governed by Paragraph 203 of the GCL.

        ARTICLE ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

        IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 14th day of May, 1999.

                              Net2Phone, Inc.

                              By:  /s/ Howard Balter
                                   -----------------------
                                   Howard S. Balter
                                   Chief Executive Officer

Attest:

By:
    -----------------------
    Name: